Exhibit 99.2

CRESCENT BANKING COMPANY

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

EMPLOYEE ENROLLMENT AND

PAYROLL DEDUCTION AUTHORIZATION FORM

☐	Initial Cash Investment. I am an employee of Crescent Banking Company, or one of its subsidiaries, and I wish to enroll in the plan by making an initial cash investment. Enclosed is my check for $ ($500 minimum and $25,000 maximum), made payable to “Crescent Bank & Trust Company.” I have also completed the Substitute Form W-9 below.

☐	Payroll Deductions. I am an employee of Crescent Banking Company, or one of its subsidiaries, and I wish to enroll in the plan by authorizing voluntary deductions to be taken from my payroll and contributed to the plan, in the amount of $ (minimum of $25 and maximum of $1,000) per pay period. I have also completed the Substitute Form W-9 below.

☐	Change in Payroll Deductions. I hereby request that my payroll deduction under the plan be changed to $ (minimum of $25 and maximum of $1,000) per pay period.

☐	Cancellation of Payroll Deductions. I hereby request that my payroll deduction under the plan be cancelled effective as of .

I hereby appoint Crescent Bank & Trust Company as my agent to receive cash dividends that may hereafter become payable to me on all shares of common stock, par value $1.00 per share (the “Common Stock”), of Crescent Banking Company (the “Company”) registered in my name(s), and authorize Crescent Bank & Trust Company to apply such dividends to the purchase of full shares and fractional interest in shares of the Company’s Common Stock.

I understand that the purchases will be made under the terms and conditions of the Company’s Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus, which I have received, carefully reviewed and understood, and that I may revoke this authorization at any time by notifying Crescent Bank & Trust Company, in writing, of my desire to terminate my participation.

Please Print Name(s) (As Shown on Stock Certificate if Currently a Shareholder)			Signature

Street Address			Signature (Joint Owner)

City	State	Zip Code	Date	Social Security or Tax I.D. No.

SUBSTITUTE FORM W-9

Certification: Under penalty of law, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me, which I will promptly forward to the plan administrator); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Signature:	Date:

RETURN THIS CARD ONLY IF YOU WISH TO PARTICIPATE IN

THE COMPANY’S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

Shareholder Services · P. O. Box 2020 · Jasper, GA 30143 · 678-454-2270 · 800-872-7941

(7/2007)